                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for Note 12, as to which the date is February 29, 2000), with respect to the financial statements of Copper Mountain Networks, Inc., and our report dated February 18, 2000 (except for Note 7, as to which the date is February 29, 2000), with respect to the financial statements of OnPrem Networks Corporation in Amendment No. 1 of the Registration Statement (Form S-1) and related prospectus of Copper Mountain Networks, Inc. for the registration of 1,142,293 shares of its common stock.

Our audits also included the financial statement schedule of Copper Mountain Networks, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                         /s/ ERNST & YOUNG LLP


San Diego, California
April 25, 2000